AMENDMENT

This Amendment (the “Amendment”) is made as of January 29, 2008 between Lixte Biotechnology Holdings, Inc., a Delaware corporation (“Lixte”), and Chem-Master International, Inc., a New York corporation (“Chem-Master”), with reference to the following:

A. Pursuant to that certain Agreement dated as of February 5, 2007 (the “Agreement”) between Lixte and Chem-Master, Lixte engaged Chem-Master to synthesize certain organic compounds. Defined Terms not defined herein shall have the meaning ascribed to them in the Agreement.

B. Lixte is desirous of extending the term of the Agreement and to expressly provide for the synthesis of the compound LB-3 as well as additional compounds not yet determined.

NOW THEREFORE, in consideration of the premises and the mutual covenants set forth hereinafter, Chem-Master and Lixte agree to amend the Agreement as follows:

ARTICLE I

AMENDMENT

1.1 Section 1.2 is hereby amended by adding “and LB-3” after “LB-1” on the first line thereof.

1.2 Article I is further amended by adding a new Section 1.6 as follows:

“1.6 ‘LB-3’ shall mean the compound having the physical properties set forth in Appendix B.”

1.3 Article III is hereby amended by adding a new Section 3.3 and Section 3.4 as follows:

“3.3 Within thirty days of the date hereof, Lixte shall issue to Chem-Master 100,000 restricted shares (the “New Shares”) of the Common Stock of Lixte.

“3.4 Lixte hereby grants to Chem-Master an option to purchase 200,000 shares of Common Stock of Lixte (the “New Options”) at an exercise price of $1.65 per share in two tranches. Provided that the Agreement is in force and effect at the time of the applicable vesting date, options to purchase 100,000 shares shall vest on August 1, 2009, and options to purchase the remaining 100,000 shares shall vest on February 1, 2011. Each tranche of the New Options may be exercisable for a period of two years from the date such tranche vests.”

1.4 Section 6.1 is hereby amended by substituting February 15, 2014 for ‘the second anniversary of the Effective Date’ on the second line thereof.”

ARTICLE II

REPRESENTATIONS OF CHEM-MASTER

Chem-Master represents that the New Shares and New Warrants are being acquired by Chem-Master for investment purposes only and not with a view to distribution. Chem-Master acknowledges that the New Shares and New Warrants are restricted, the certificates for which will bear a customary legend, and may not be resold absent an applicable exemption under the securities laws.

ARTICLE III

EFFECT OF AMENDMENT

Except as expressly provided in this Amendment, the Agreement remains in full force and effect:

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date set forth above.

LIXTE BIOTECHNOLOGY HOLDINGS, INC.	CHEM-MASTER INTERNATIONAL, INC.

By: /s/ JOHN S. KOVACH	By: /s/ FRANCIS JOHNSON
Name: John S. Kovach Title: President	Name: Francis Johnson, Ph.D. Title: President